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                                 EXHIBIT "3.02"
                                 --------------

                             HELPMATE ROBOTICS INC.
                             ----------------------

                                     BY-LAWS
                                     -------

                   AMENDED AND RESTATED AS OF FEBRUARY 5, 1996
                   -------------------------------------------

ARTICLE I       MEETINGS OF STOCKHOLDERS
                ------------------------

     Section 1. Place of Meetings. Stockholders' meetings shall be held at the
                -----------------
principal office or place of business of the Corporation in the State of Connecticut, or at such other place, either within or outside Connecticut, as shall be designated in the notice of meeting.

     Section 2. Annual Meetings. Commencing with the 1996 annual meeting, the
                ---------------
annual meeting of Stockholders of the Corporation shall be held on the last Wednesday of April of each year, at the time and place designated by the Board of Directors, provided that if, in any year, the annual meeting of Stockholders is not, or cannot be, held on such date for any reason, then the annual meeting may be called at any time before or after such date in the manner specified below with respect to special meetings of Stockholders. At each annual meeting of Stockholders, the Stockholders shall elect the Board of Directors for the ensuing year and shall transact such other business as may properly come before the meeting.

     Section 3. Special Meetings. Special meetings of the Stockholders may be
                ----------------
called at any time by the Board of Directors or the President, and shall be called by the President upon written request of one or more Stockholders holding at least one-tenth (1/10) of the voting power of all shares entitled to vote at the meeting. If the President shall not call the meeting within fifteen (15) days after receipt of such Stockholders' request, such meeting may be called by the Stockholders making such request, subject to the notice requirements set forth below. At such meetings, the Stockholders may transact such business as may properly come before them.

     Section 4. Adjournment of Meetings. If a quorum be not present at any
                -----------------------
annual or special meeting of Stockholders, the Stockholders present, in person or by proxy, may, by the affirmative vote of a majority of the voting power of the shares represented and entitled to vote at such meeting, adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the Stockholders not present or represented at the meeting. If a quorum be present, the Stockholders present, in person or by proxy, may so adjourn from day to day as they see fit, and no notice of such adjourned meeting need be given if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity with these By-Laws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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     Section 5. Notice of Meetings. Except as otherwise provided in these
                ------------------
By-Laws or required by law, notice, in writing, of the time, place and purpose of each meeting of Stockholders shall be given to each Stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than fifty (50) days before such meeting. Such notice shall be given by, or at the direction of, the President or Secretary or other person or persons calling such meeting, by leaving such notice with the Stockholder or at the Stockholder's residence or usual place of business or by mailing a copy of the notice to the Stockholder at the Stockholder's last known post office address as last shown on the records of the Corporation.

     Section 6. Quorum. To constitute a quorum for the transaction of business
                ------
at any meeting of Stockholders, there must be present, in person or by proxy, Stockholders of record holding at least a majority of each class of the issued and outstanding shares of the stock of the Corporation entitled to vote at such meeting. If notice of any adjourned special meeting of Stockholders is sent to all Stockholders entitled to vote thereat stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined (subject to any specific voting requirements set forth by law, the Corporation's Certificate of Incorporation or these By-Laws) by a majority of the votes cast at such meeting.

     Section 7. Voting Rights and Requirements. Each holder of record of shares
                ------------------------------
of common stock of the Corporation shall be entitled to one vote for each share of the stock registered in such holder's name on the record date for the meeting. Subject to Section 4 above, Stockholder action on any matter whatsoever at any meeting of the Stockholders shall require the affirmative vote of a majority of the shares of the common stock of the Corporation represented at the meeting and entitled to vote on the matter, subject to the quorum requirements for such meeting. For those matters for which the vote of a designated proportion of the shares of stock may be specified by the Stock Corporation Act, the affirmative vote of a majority of the shares of stock of the Corporation represented at the meeting and entitled to vote on the matter shall be required and sufficient for Stockholder action on the matter, although the vote of a greater proportion may be designated by the Stock Corporation Act, subject, however, to any greater voting requirement that may from time to time be specified in the Corporation's Certificate of Incorporation. The Corporation shall not issue any class of stock or other security, or take any other action, which nullifies, restricts or reduces the per-share voting rights of any of the Corporation's outstanding shares of common stock.

     Section 8. Conduct of Business. The chairman of any meeting of Stockholders
                -------------------
shall be determined in accordance with these By-Laws and shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to such chairman in order. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. All voting, including for the election of Directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that on demand therefore by a Stockholder entitled to vote or such Stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the Stockholder or proxy voting and such other

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information as may be required under the procedure established for the meeting.
Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Section 9. Prior Notice for Certain Proposals. Except in the case of a
                ----------------------------------
nomination for office as a Director made on behalf or with the concurrence of the Board of Directors as expressed in a resolution adopted by the Board, written notice of the intent of any Stockholder, or any other person authorized to propose a matter for Stockholder action: (a) to make a nomination of a candidate for the office of Director, (b) to propose the removal of any Director, (c) to propose any amendment to the Corporation's Certificate of Incorporation or to these By-Laws, or (d) to adopt or repeal a By-Law or to render ineffective any action of the Board of Directors to adopt a By-Law or amend or repeal a By-Law, at any meeting of Stockholders (other than a resolution, if permitted by these By-Laws and the rules of the meeting, relating to the procedures of the meeting) shall be delivered to the Secretary of the Corporation not less than fifty (50) days preceding the date of the meeting (or if fewer than fifty (50) days notice or prior public disclosure of the meeting date is given or made by the Corporation, not later than the seventh day after which the notice was mailed or such public disclosure was made) at which such nomination or proposal is intended to be made.

     (a) In the case of each such nomination of a candidate for the office of Director, such notice must contain or be accompanied by the following information:

          (i) the name and address of the Stockholder who intends to make the nomination;

          (ii) a representation that the Stockholder is a holder of record of the Corporation's stock entitled to vote for such Director and intends to appear in person or by proxy at a meeting to nominate the person specified in the notice;

          (iii) such information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A, as amended, adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Proxy Rules") had the nominee been nominated by the Corporation's Board of Directors and had the Corporation been subject to the Proxy Rules;

          (iv) a description of all arrangements or understandings among the Stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the Stockholder; and

          (v) the written consent of the nominee to serve as a director of the Corporation if elected.

     (b) In the case of each proposal to remove a Director, such notice must contain or be accompanied by the following information:

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          (i)  the name and address of the Stockholder who intends to make such proposal;

          (ii) a representation that the Stockholder is a holder of record of the Corporation's stock entitled to vote for the removal of such Director and intends to appear in person or by proxy at a meeting to propose the removal of the Director identified in the notice;

          (iii) the name of the Director the Stockholder intends to propose the removal of, and the bases for such removal, which must be as enumerated in the Corporation's Certificate of Incorporation;

          (iv) such information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the Proxy Rules had the proposal been made by the Corporation's Board of Directors and had the Corporation been subject to the Proxy Rules; and

          (v) a description of all arrangements or understandings among the Stockholder and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made by the Stockholder.

     (c) In the case of each proposal to amend the Corporation's Certificate of Incorporation or amend these By-Laws or to adopt or repeal a By-Law or to render ineffective any action of the Board of Directors to adopt a By-Law or amend or repeal a By-Law, such notice must contain or be accompanied by the following information:

          (i) the name and address of the Stockholder who intends to make such proposal;

          (ii) a representation that the Stockholder is a holder of record of the Corporation's stock entitled to vote for such action and intends to appear in person or by proxy at a meeting to propose the action specified in the notice;

          (iii) a description of the action the Stockholder intends to propose;

          (iv) such information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the Proxy Rules had the proposal been made by the Corporation's Board of Directors and had the Corporation been subject to the Proxy Rules; and

          (v) a description of all arrangements or understandings among the Stockholder and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made by the Stockholder.

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     (d) The foregoing requirements shall be in addition to any other requirements that may be imposed by the Proxy Rules, if applicable, and nothing contained in these By-Laws shall be construed to require the Corporation to include in any proxy statement of the Corporation any matter not required to be included therein by the Proxy Rules, or to require the Corporation to be subject to the Proxy Rules if not so subject by the terms of the Proxy Rules.

     Section 10. Stock List. A complete list of Stockholders entitled to vote at
                 ----------
any meeting of Stockholders, arranged in alphabetical order for each class or stock and showing the address of each Stockholder and the number of shares registered in such Stockholder's name, shall be prepared from the Corporation's original share transfer book and shall be open to the examination of each Stockholder, for any proper purpose, at the principal office of the Corporation, during ordinary business hours for a period of at least five (5) days prior to the meeting. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination for any proper purpose by any Stockholder who is present. The Corporation's original share transfer book shall presumptively determine the identity of the Stockholders entitled to inspect such list and to vote at the meeting and the number of shares held by each of them.

     Section 11. Transaction of Business Without Meetings. Any action which may
                 ----------------------------------------
be authorized at a regularly constituted meeting of the Stockholders may be authorized without such a meeting, provided that, either prior to, or subsequent to, the time such action is taken, written consent thereto is signed by all of the persons who would be entitled to vote upon such action at such a meeting, or by their duly authorized attorneys, and such consent is filed with the Secretary of the Corporation as part of the corporate records.

     Section 12. Proxies. All proxies shall be in writing and filed in
                 -------
accordance with the procedure established for the meeting. A proxy shall not be valid after eleven (11) months from its date of execution unless it specifies a greater length of time for which it is to continue. Attendance at any meeting by a Stockholder who shall have previously given a proxy shall not, in itself, revoke the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

ARTICLE II      DIRECTORS
                ---------

     Section 1. Number, Election, Term of Office and Removal.
                --------------------------------------------

     (a) Number. The number of Directorships of the Corporation shall be not be
         ------
fewer than three (3) nor more than fifteen (15) and, within such minimum and maximum limits, shall be as determined and established from time to time by resolutions adopted by a vote of a majority of Directors then in office, subject to the quorum requirements set forth in Section 5 below. Unless otherwise so determined and established, the number of Directorships shall be nine (9). The Directors may at any time increase or decrease the number of Directorships, subject to the maximum and minimum limits set forth above, by the concurring vote of Directors holding a majority of the Directorships; provided, however, that no reduction in the number of Directorships

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shall cause the removal, or shorten the term, of any Director then in office.
Not more than one-half of the persons serving as Directors of the Corporation shall be employees of the Corporation.

     (b) Term of Office. Directors shall hold office for the time for which they
         --------------
are elected or until their respective successors are duly elected and qualified.

     (c) Changes in Number of Directorships. Whenever the authorized number of
         ----------------------------------
Directorships is increased between annual meetings of the Stockholders, a majority of the Directors then in office shall, subject to Section 2 below, have the power to elect new Directors to fill such new Directorships for the balance of a term and until their respective successors are elected and qualified. Any decrease in the authorized number of Directorships shall not become effective until the expiration of the terms of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     (d) Removal. A Director may be removed by the Stockholders entitled to vote
         -------
for the election of such Director with or without cause at any time, but subject to the procedural rules set forth in these By-Laws.

     Section 2. Vacancies. Vacant Directorships shall be filled for the
                ---------
unexpired portion of the term by vote of the remaining Directors, the quorum requirements set forth in Section 5 below notwithstanding; provided that if a vacancy is created by an increase in the number of Directorships, it shall be filled for the unexpired term by the concurring vote of the number of Directors who hold a majority of the Directorships, calculated as of the time immediately preceding the vote to increase the number of Directorships.

     Section 3. Regular Meetings. Beginning with the 1996 annual meeting, a
                ----------------
regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of Stockholders, and notice of such a meeting need not be given. Additional regular meetings of the Board of Directors shall be held at such time and place as may be specified from time to time by resolution of the Board of Directors, and notice of such meetings need not be given. If no such resolution shall be in effect, regular meetings of the Board of Directors shall be called in the manner set forth below with respect to special meetings of the Board of Directors.

     Section 4. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by the President and shall be called by the President upon written request of any two (2) Directors. If the President shall not call such meeting within fifteen (15) days after receipt of such written request, the Directors making such request may call the meeting, subject to the notice requirements set forth below. At least two (2) days oral or written notice of each special meeting stating the time and place of the meeting shall be given to each Director. No notice of a Directors' meeting need be given to any Director who attends such meeting in person without protesting prior to or at the commencement of such meeting, or who waives such notice in a writing executed and filed with the Corporation's Secretary, either before or after the meeting. The Secretary shall cause any such waiver to be filed with, or entered upon, the records of the meeting.

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     Section 5. Conduct of Business. Except as otherwise expressly provided in
                -------------------
these By-Laws, a majority of the Directorships shall constitute a quorum. If a quorum shall fail to attend any meeting, a majority of those Directors present may adjourn the meeting to another place, date or time, without need for further notice. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the majority of the Directors present, except as otherwise required by law, the Corporation's Certificate of Incorporation or these By-Laws.

     Section 6. Powers. The property, business and affairs of the Corporation
                ------
shall be managed by or under the direction of the Directors, who may exercise all the powers and do all things which may be exercised by or done by the Corporation, subject to requirements of law, the Corporation's Certificate of Incorporation and these By-Laws. In addition to any other powers granted in the Corporation's Certificate of Incorporation or these By-Laws, and without limiting the generality of the preceding sentence, the Board of Directors shall have the unqualified power:

     (a)  To declare dividends from time to time in accordance with law;

     (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (d) To remove any officer of the Corporation with or without cause, notice or hearing, and from time to time to devolve the powers and duties of any officer upon any other individual for the time being;

     (e) To confer on any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (f) To adopt from time to time in accordance with law such stock, option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (g) To adopt from time to time in accordance with law such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and

     (h) To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

     Section 7. Committees.
                ----------

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     (a) Appointment and Powers. The Board of Directors may, by the vote of a
         ----------------------
majority of the Directorships, designate two (2) or more Directors to constitute an Executive Committee, a Compensation Committee, a Nominating Committee or other Committee, and may designate or provide for the designation of one (1) or more Directors as alternate members of any such Committee to replace any absent or disqualified member at any meeting of the Committee. Each such Committee shall have and may exercise all such authority of the Board of Directors as shall be provided in the resolution establishing such Committee. Each such Committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its proceedings which shall be reported to the Board of Directors.

     (b) Meetings. Meetings of any Committee of the Board of Directors may be
         --------
called by the President or any member of such Committee upon at least one (1) day oral or written notice of the time and place, but not necessarily of the purpose, of such meeting. A majority of the members of each Committee shall constitute a quorum for the transaction of business, and, a quorum being present, the action of a majority of those Committee members present shall be the action of the Committee.

     (c) Conduct of Business. Each Committee may determine the procedural rules
         -------------------
for meeting and conducting its business and shall act in accordance therewith, except as otherwise required by law or these By-Laws. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

     (d) Mandatory Committees. Subsection (a) above notwithstanding, the Board
         --------------------
of Directors shall at all times establish and maintain all Committees as may from time to time be required by Federal or State law or by regulation of any securities exchange (collectively, the "Exchange") registered under the Securities Exchange Act of 1934, as amended, or the National Association of Securities Dealers (the "NASD") and on which any securities of the Corporation are listed, including, if so required, an Audit Committee. Any such Committee shall be established and maintained, and its business shall be conducted, in accordance with the applicable provisions of law or regulation of the Exchange or of the NASD, to the extent such law or regulation may be contrary to the foregoing provisions of this Section 7.

     Section 8. Participation in Meetings by Telephone. Members of the Board of
                --------------------------------------
Directors, or of any Committee of the Board of Directors, may participate in a meeting of the Board or such Committee by means of conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 9. Transaction of Business Without Meeting. Any action which could
                ---------------------------------------
be authorized at a regularly constituted meeting of the Board of Directors or a Committee of the Board of Directors may be authorized without such a meeting, provided that all of the Directors or all of the members of the Committee, as the case may be, consent in writing to such action before or after the time such action is taken and the number of such Directors or members constitutes a quorum for such action. The Corporation's Secretary shall file such

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consents with the minutes of the meetings of the Board of Directors and of the
Committees of the Board of Directors.

     Section 10. Compensation. Directors, as such, may receive, pursuant to
                 ------------
resolution of the Board of Directors, expense reimbursements, fixed fees and other compensation for their services as Directors, including, without limitation, for their services as members of any Committee of the Board of Directors.

     Section 11. Indemnification and Reimbursement. The Corporation shall be
                 ---------------------------------
bound by and comply with the provisions of Section 33-320a of the Stock Corporation Act pertaining to the indemnification of the persons identified therein. The Corporation may, in the discretion of the Board of Directors, procure insurance providing greater indemnification to any of such persons, and may, in the discretion of the Board of Directors, pay all or part of the premium cost of such insurance.

ARTICLE III     OFFICERS
                --------

     Section 1. Titles, Election and Duties. The Directors shall elect a
                ---------------------------
President, a Treasurer and a Secretary, and may from time to time elect a Chairman, one or more Vice-Presidents, an Assistant Treasurer, an Assistant Secretary and such other officers as they, the Directors, deem expedient. Any two or more offices may be held by the same person, except the offices of President and Secretary. The duties of the officers of the Corporation shall be such as are imposed by these By-Laws and from time to time prescribed by the Directors.

     Section 2. Chairman. The Chairman, if any, shall preside at all meetings of
                --------
the Board of Directors and Shareholders, lead the Corporation's efforts to obtain growth financing and act as ambassador to the general public for the Corporation, and shall have such other powers and duties as are commonly incident to the office of the chairman of a corporation and which are not specifically delegated or assigned by these By-Laws to any other officer of the Corporation. The Chairman may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of the Corporation's business. In the event of the absence or disability of the President, the Chairman shall exercise the powers of the President.

     Section 3. President. The President shall have such duties and powers as
                ---------
are commonly incident to the office of the president of a corporation and which are not specifically delegated to another officer of the Corporation. In particular, the President shall be the chief executive officer of the Corporation and have general charge and direction of the business of the Corporation and all the officers, employees and agents of the Corporation, subject to the powers and duties specifically delegated and assigned by these By-Laws to any other officer of the Corporation and to the control of the Board of Directors. In all cases where the duties of officers, employees or agents of the Corporation are not specifically prescribed by these By-Laws or by the Board of Directors, they shall obey the orders and instructions of the President. The President may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be

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executed or which are in the ordinary course of the Corporation's business. The
President shall assist the Chairman in seeing that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation, and in having charge over supervision of the Corporation's officers, employees and agents. In all cases where the duties of officers, employees or agents of the Corporation are not specifically prescribed by these By-Laws or by the Board of Directors or the Chairman, they shall obey the orders and instructions of the President. In the event of the absence or disability of the Chairman, the President shall exercise the powers of the Chairman.

     Section 4. Vice-Presidents. The Vice-President, if any, or, if there shall
                ---------------
be more than one, the Vice-Presidents in the order of seniority or in any other order determined by the Board of Directors shall, in the event of the absence or disability of the Chairman and the President, perform the duties and exercise the powers of the Chairman and the President. The Vice-President or Vice-Presidents shall assist the Chairman and the President in the performance of the Chairman's and the President's duties. One or more of the Vice-Presidents, if any, may be designated as Executive or Senior Vice-Presidents, or have such other designation as the Board of Directors may from time to time determine.

     Section 5. Treasurer. The Treasurer shall keep the fiscal accounts of the
                ---------
Corporation, including an account of all moneys received or disbursed. At intervals of not more than twelve (12) months, the Treasurer shall prepare or have prepared for the Corporation a balance sheet showing the financial condition of the Corporation as of a date not more than four (4) months prior thereto, and a profit and loss statement respecting its operation for the twelve
(12) months preceding such date. The balance sheet and the profit and loss statement shall be deposited at the principal office of the Corporation and shall be kept by the Corporation for at least ten (10) years from such date. In addition, within thirty (30) days after the preparation of each such balance sheet and profit and loss statement, the Corporation shall mail a copy thereof to each Stockholder of record. The Treasurer may endorse for and on behalf of the Corporation, checks, notes and other obligations and shall deposit the same and all moneys and valuables in the name of, and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate. The Treasurer shall have custody of and shall have the power to endorse for transfer on behalf of the Corporation, stock, securities or other investment instruments owned by the Corporation.

     Section 6. Assistant Treasurer. The Assistant Treasurer, if any, shall
                -------------------
assist the Treasurer in the performance of the Treasurer's duties and shall carry out the duties of the Treasurer whenever the Treasurer is unable to perform such duties.

     Section 7. Secretary. The Secretary shall keep the minutes of the meetings
                ---------
of Stockholders and Directors and shall give notice of all such meetings as required in these By-Laws. The Secretary shall have charge of the seal of the Corporation and all books, records and papers of the Corporation, except those in the charge of the Treasurer or some other person authorized to have custody and possession thereof by the Board of Directors.

                                       10
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     Section 8. Assistant Secretary. The Assistant Secretary, if any, shall
                -------------------
assist the Secretary in the performance of the Secretary's duties and shall carry out the duties of the Secretary whenever the Secretary is unable to perform such duties.

     Section 9. Delegation of Authority. Any other provision of these By-Laws
                -----------------------
notwithstanding, the Board of Directors may from time to time delegate the powers or duties of any officer to any officer, employee or agent of the Corporation.

     Section 10. Action with Respect to Securities of Other Corporations. Unless
                 -------------------------------------------------------
otherwise directed by the Board of Directors, the Chairman shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of, or with respect to any action of stockholders of, any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 11. Compensation. The salaries of all officers shall be fixed by
                 ------------
the Board of Directors or a duly authorized Committee of the Board of Directors.

     Section 12. Terms of Office. Each officer shall serve for the term for
                 ---------------
which he or she is elected or until his or her successor is duly elected and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

ARTICLE IV      STOCK
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     Section 1. Certificates of Stock. Certificates of stock shall be in a form
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adopted by the Board of Directors and shall be signed by the President or a
Vice-President, and by the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer, and shall be attested by the corporate seal or a facsimile of the corporate seal. Facsimile signatures of officers may be used on certificates of stock if such certificates are signed by a transfer agent or registrar acting on behalf of the Corporation. Each certificate shall set forth upon its face: (a) the name of the Corporation, (b) a statement that the Corporation is organized under the laws of the State of Connecticut, (c) the name of the person to whom issued, (d) the number, class and designation of series, if any, of shares which such certificate represents, and (e) the par value of each share represented by such certificate or a statement that such shares are without par value.

     Section 2. Transfer of Stock. Shares of stock shall be transferred only on
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the Corporation's transfer books kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 below, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

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     Section 3. Record Date. The Board of Directors, to the extent permitted by
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law, may provide that the Corporation's stock transfer books shall be closed or may fix a record date for the determination of the Stockholders who are entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, to express consent to Stockholder action in writing without a meeting if otherwise permitted by the Corporation's Certificate of Incorporation or these By-Laws or to receive payment of any dividend or other distribution or allotment of any rights or for any other proper purpose.

     Section 4. Lost Stolen or Destroyed Certificates. In the event of the loss,
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theft or destruction of any certificate of stock, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Transfer Agent and Registrar. The Board of Directors may
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appoint, subject to revocation, reappointment or change, a Transfer Agent and a
Registrar of capital stock of any class or series, and while any such appointment is in force with respect to any such class or series, no certificate issued for stock of such class or series shall be valid without being countersigned by such Transfer Agent, if one be so appointed, and registered by such Registrar, if one be so appointed.

     Section 6. Regulations. The issue, transfer, conversion and registration or
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certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V       AMENDMENTS
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     Section 1. Amendments of By-Laws. New By-Laws may be adopted and any
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By-Laws may be amended or repealed by the Stockholders or the Board of
Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon or of a majority of the Directorships, as the case may be. The notice of any meeting of Stockholders or Directors at which By-Laws are to be adopted, amended or repealed shall include notice of such proposed action. Any action taken with respect to the By-Laws by the Board of Directors may be rendered ineffective by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote, provided that the notice of any meeting of the Stockholders at which actions of the Board of Directors are to be rendered ineffective shall include notice of such proposed action.

     Section 2. Record of Changes. Whenever a By-Law is amended or repealed or a
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new By-Law is adopted, such action and the date on which it was taken shall be noted on the original By-Laws in the appropriate place or a new set of By-Laws shall be prepared incorporating such changes.

ARTICLE VI      GENERAL PROVISIONS
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     Section 1. Facsimile Signatures. In addition to the provision for use of
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facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a Committee of the Board of Directors.

     Section 2. Corporate Seal. The Board of Directors may authorize a suitable
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seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a Committee of the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3. Time Periods. In applying any provision of these By-Laws which
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requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     Section 4. Fiscal Year. The Corporation's fiscal year shall be such as is
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from time to time established by resolution of the Board of Directors. In the absence of such a resolution, the Corporation's fiscal year shall run from January 1 to December 31.

     Section 5. Inconsistencies with Certificate of Incorporation. If any
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provision of these By-Laws shall be found to be inconsistent with any provision of the Corporation's Certificate of Incorporation, as presently existing or as from time to time amended, the latter shall constitute the controlling authority.

     Section 6. Statutory Reference. The term "Stock Corporation Act" as used in
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these By-laws means the Stock Corporation Act of the State of Connecticut, as
codified in Chapter 599, Sections 33-282 et seq. of the Connecticut General Statutes, and as amended from time to time, and any successor act of like force and effect.

     Certified by the Secretary of HelpMate Robotics Inc. as the Corporation's Amended and Restated By-Laws as adopted by the Board of Directors of the Corporation on September 18, 1995 and effective on February 5, 1996.


                                                    /s/
                                                  ------------------------------
                                                  John M. Evans, Jr., Secretary

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